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                                                                       EXHIBIT 1
                                                                       ---------


                           ARTICLES OF INCORPORATION
                                      OF
                            REDWOOD EMPIRE BANCORP



ONE:    NAME

The name of the Corporation is:

        Redwood Empire Bancorp

TWO:    PURPOSE

     The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporations Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE:  AUTHORIZED STOCK

     The Corporation is authorized to issue only one class of shares of stock, designated "Common Stock," and the total number of shares which the corporation is authorized to issue is 10,000,000.

FOUR:   DIRECTOR LIABILITY

     The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

FIVE:   INDEMNIFICATION

     The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

SIX:    AGENT FOR SERVICE OF PROCESS

     The name and address in this State of this corporation's initial agent for service of process is:

        Gary Steven Findley, Attorney at Law
        2700 East Imperial Highway, Suite J
        Brea, California 92621
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     IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporator of this corporation, has executed these Articles of Incorporation.


Dated: July 25, 1988


                                                 /s/   Gary Steven Findley
                                                 -------------------------------
                                                       Gary Steven Findley



      I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.



                                                 /s/   Gary Steven Findley
                                                 -------------------------------
                                                       Gary Steven Findley

                                       2
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                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION


Barry S. Slatt and Marta J. Idica certify that:

1. They are the president and the secretary, respectively, of Redwood Empire Bancorp, a California Corporation.

2. Article Three of the Articles of Incorporation of this corporation is amended to read as follows:

    THREE:  AUTHORIZED STOCK

        (a) The Corporation is authorized to issue two classes of stock, which shall be designated respectively "Common Stock" and "Preferred Stock."

        (b) The number of shares of Common Stock which the Corporation is authorized to issue is 10,000,000.

        (c) The number of shares of Preferred Stock which the Corporation is authorized to issue is 2,000,000. The Preferred Stock may be issued in one or more series. The Board of Directors is authorized to fix the number of any such series of Preferred Stock and to determine the designated of any such series. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

3. The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation was 1,823,283 as of the record date April 1, 1992. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.
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     We further declare under penalty of perjury under the laws of the State of
California that the matters set forth in this certificate are true and correct of our own knowledge.



DATE: May 28, 1992                      /s/   Barry S. Slatt
                                      -----------------------------------
                                              Barry S. Slatt, President



DATE: June 1, 1992                      /s/   Marta J. Idica
                                      -----------------------------------
                                              Marta J. Idica, Secretary